Exhibit 99.2

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCES

DENVER, CO March 23, 2011 – SM Energy Company (NYSE: SM) today announces that the Company will be participating in the following upcoming investor events:

•	March 28, 2011 – Howard Weil Energy Conference. Tony Best, President and CEO, will present at 3:05 PM Central Time.

•
April 12, 2011 – Independent Petroleum Association of America, 2011 Oil and Gas Investment Symposium.  Tony Best, President and CEO, will present at 9:35 AM Eastern Time.  SM Energy’s presentation at this event will be webcast and will be available on the Company’s website.

Presentations for each of these events will be available on the Company’s website at www.sm-energy.com the morning of each respective presentation.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas, natural gas liquids, and crude oil. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.